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                                                                COPIA DEFINITIVA

                                                                   EXHIBIT 10.39


                   CONTRATO DE COMPRAVENTA DE PARTICIPACIONES




                                              En Madrid, a 18 de junio de 2.002.


                                   COMPARECEN


De una parte, D. Antonio Anguita Ruiz, mayor de edad, de nacionalidad espanola, con domicilio en Las Rozas (Madrid), Urbanizacion "Monte Rozas", C/Salonica, numero 37 y provisto de N.I.F. 51.396.882-R.

De otra parte, D. Jose Manuel Tost, mayor de edad, de nacionalidad venezolana, con domicilio en Miami (Florida), 540 Brickell Key Drive, Apt. 1026 y provisto de pasaporte venezolano numero 5.539.343.



                                   INTERVIENEN

El Sr. Anguita, en representacion de la entidad mercantil de nacionalidad espanola eresMas Interactiva, S.A. (en adelante, "eresMas"), con domicilio en Madrid, C/Ribera del Sena s/n, Edif. APOT, pl. 3 DEG. y C.I.F. A-82500356, constituida por tiempo indefinido mediante escritura autorizada por el Notario de Barcelona D. Joan Carles Farres Ustrell, con fecha de 2 de diciembre de 1.999 y num. 1.692 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid en el tomo 14.734, folio 93, hoja numero M-244379, en calidad de Director General y apoderado de la misma, conforme consta en la escritura autorizada por el Notario de Madrid D. Luis Rueda Esteban, con fecha 30 de marzo de 2.001 y num. 1.445 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid en el tomo 15.295, folio 108, hoja numero M-244379.


El Sr. Jose Manuel Tost, en representacion de la entidad mercantil de nacionalidad norteamericana StarMedia Network, Inc. (en adelante, "StarMedia"), con domicilio en, 999 Brickell Avenue Suite 808, Miami, FL 33131, y constituida bajo las leyes del estado de Delaware, con fecha 9 de marzo de 1996.


Las partes se reconocen mutuamente la capacidad para obligarse conforme al presente documento y, al efecto,

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                                     EXPONEN


   I. Que StarMedia es socio unico y titular de siete mil (7.000) participaciones, numeros 1 a 7.000 ambos inclusive, de 6,01 euros de valor nominal cada una (en adelante, "las participaciones"), de la entidad mercantil de nacionalidad espanola Latinred, S.L. (en adelante, "la Sociedad"), con domicilio en Barcelona, C/Balmes 7, 1 DEG. y C.I.F. B-61449773 constituida por tiempo indefinido mediante escritura autorizada por el Notario de Barcelona D. Pedro Pineda
         Massip, con fecha 29 de agosto de 1.997 y num. 2.063 de orden de su protocolo, inscrita en el Registro Mercantil de Barcelona en el tomo 300074, folio 202, hoja numero
         B-163794, y desea vender las participaciones.


   II. Que eresMas desea comprar las participaciones, comprensivas del cien por cien del capital social de la Sociedad.


   III. Que, expuesto cuanto antecede, las partes desean suscribir el presente contrato de compraventa de participaciones (en adelante, el "Contrato"), a cuyo efecto.


                                    OTORGAN:


   PRIMERO. StarMedia vende a eresMas las participaciones libres de cualesquiera cargas y gravamenes, comprensivas del cien por cien del capital social de la Sociedad, y eresMas las compra, por el precio de UN MILLON ($1.000.000.-) de dolares de los Estados Unidos de America.


   El pago del precio tendra lugar dentro de las 48 horas siguientes a la entrada en vigor del Contrato, mediante el deposito de fondos inmediatamente disponibles en la cuenta bancaria indicada por StarMedia a continuacion:


   Nombre:             StarMedia Network, Inc.
   Domicilio:          29 West 36th street, NY, NY 10018
   Numero de Cuenta:   06430837
   Numero ABA:         021000089
   Entidad Bancaria:   Citibank, N.A.
                       New York, NY 10017

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   SEGUNDO. StarMedia resarcira a eresMas por un monto equivalente al cincuenta por ciento (50%) de cualquier perjuicio que se derivare de cualesquiera reclamaciones de D. Javier Romero Mateos, o empresa relacionada con el mismo, relativas a la hipotetica comision por la previa compraventa de la Sociedad o de activos de la misma por parte de StarMedia, luego de haber agotado la accion social de responsabilidad o bien la accion contractual indemnizatoria contra el Sr. Salvador Porte, y descontando el monto que eresMas lograre recuperar de dicha persona. EresMas debera asimismo mantener informada a StarMedia respecto al inicio de cualquier reclamacion o litigio y todas las instancias relativas a la respectiva contestacion y defensa en relacion a las reclamaciones antes citadas.


   TERCERO. Sin perjuicio de sus restantes obligaciones derivadas del ordenamiento juridico, StarMedia realiza bajo su responsabilidad las manifestaciones y garantias que se adjuntan al presente documento como Anexo
   I. En el supuesto de que se ocasione cualquier perjuicio economico para eresMas, como socio de la Sociedad, y/o a la Sociedad, que tenga su origen en eventos anteriores a la entrada en vigor del Contrato y se derive de la falta de veracidad o exactitud, o del incumplimiento o cumplimiento defectuoso, de las manifestaciones y garantias contenidas en el Anexo I (en adelante, dicho perjuicio sera referido como "Quebranto"), StarMedia se compromete a dejar indemne y a pagar a eresMas o a la Sociedad (a criterio de eresMas) por dicho Quebranto, con las limitaciones economicas y temporales que se indican a continuacion. Sin perjuicio de lo estipulado en el otorgamiento SEGUNDO del Contrato, que a estos efectos no se considerara Quebranto, StarMedia no sera responsable por ningun Quebranto a menos que el importe total de la responsabilidad de StarMedia por todos los Quebrantos reclamados por eresMas exceda los 150.000 US$. Asimismo, las partes acuerdan expresamente que el monto total a ser cubierto por StarMedia en concepto de reclamos indemnizatorios realizados en virtud del presente otorgamiento TERCERO y las correspondientes manifestaciones y garantias incluidas en el Anexo I no excedera en su totalidad, bajo ninguna circunstancia, de un valor equivalente al precio indicado en el otorgamiento PRIMERO precedente; este limite tampoco sera de aplicacion a lo estipulado en el otorgamiento SEGUNDO del Contrato. La obligacion de indemnizar contemplada en este otorgamiento se mantendra vigente desde la fecha de firma del Contrato hasta la expiracion del periodo de prescripcion legal aplicable.


   CUARTO. StarMedia se compromete, empleando sus mejores esfuerzos, a colaborar con eresMas en la obtencion de cuanto fuera preciso para acreditar la titularidad de los bienes y derechos pertenecientes a la Sociedad conforme a lo descrito en las manifestaciones y garantias del Anexo I, incluyendo recabar las declaraciones de terceros pertinentes a efectos tales como la inscripcion en el Registro espanol de la Propiedad Intelectual o el deposito notarial de software o de otros bienes o derechos. Asimismo, StarMedia se compromete, empleando sus mejores esfuerzos, a proporcionar una copia original de los acuerdos de confidencialidad, proteccion de desarrollos e informacion confidencial que se hubieren suscrito con cualquier tercero, en relacion con los derechos de explotacion relativos a las aplicaciones de software descritos en el Anexo II, antes de la entrada en vigor (Closing") de este Contrato.

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   QUINTO. En garantia de los anteriores otorgamientos por parte de StarMedia, las partes, entre otras, tienen convenido constituir un deposito en la entidad financiera norteamericana Wilmington Trust Company, que se regulara a traves del texto contractual titulado "Escrow Agreement" que se adjunta al contrato de compraventa de activos referido en la condicion Primera del otorgamiento SEXTO siguiente, contrato de cuyas obligaciones asimismo responde.


   SEXTO. El Contrato queda sometido a todas y cada una de las siguientes condiciones suspensivas:

   Primera.- Que se produzca la entrada en vigor ("Closing") del contrato de compraventa de activos ("Asset Purchase Agreement") suscrito en el dia de hoy entre, por una parte, eresMas y/o alguna filial de la misma y, por otra, StarMedia;

   Segunda.- Que StarMedia, en su calidad de socio unico de la Sociedad, haya firmado el acta de consignacion de su decision de efectuar un reintegro de capital en un importe de 5.484.807,18 euros para disminuir las perdidas de la Sociedad, mediante la aportacion de los derechos de credito que StarMedia ostenta frente a la Sociedad derivados de los prestamos concedidos a esta, asi como que se haya compensado la factura emitida por la Sociedad a StarMedia por los servicios prestados por aquella a esta por importe de 501.666,25 euros con igual importe correspondiente a los restantes derechos de credito de StarMedia;

   Tercera.- Que StarMedia haya entregado a eresMas la correspondiente documentacion, con todas las debidas formalidades exigidas por la legislacion aplicable, para el deposito mercantil de las Cuentas Anuales de la Sociedad correspondientes al ejercicio social transcurrido desde el 1 de enero de 2001 al 31 de diciembre de 2001;

   Cuarta.- Que la Sociedad tenga fondo de maniobra positivo, a la fecha de entrada en vigor del contrato de compraventa de activos referido en la condicion primera, suficiente como para cubrir las obligaciones devengadas y/o pasivos circulantes a dicha fecha.

   StarMedia ha informado a eresMas de que las deudas de la Sociedad con companias de su grupo se limitan unicamente a la deuda existente con StarMedia.

   A los efectos del cumplimiento de la condicion cuarta, se entendera por fondo de maniobra la diferencia entre el activo circulante y el pasivo circulante.

   En el plazo de 48 horas desde el cumplimiento, en su caso, de las condiciones antes referidas, y por tanto de la entrada en vigor del presente Contrato, tendra lugar en Madrid la formalizacion notarial del presente Contrato, para lo cual las partes deberan haber apoderado o facultado debidamente a sus respectivos representantes. Correran a cargo de eresMas los gastos de dicha formalizacion notarial.

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   SEPTIMO. El presente Contrato queda sometido a la legislacion espanola y las partes, renunciando a cualquier otro foro que pudiera corresponderles, se someten expresamente, para la interpretacion y ejecucion del presente documento y sus Anexos, a arbitraje de Derecho ante la Corte Civil y Mercantil de Arbitraje de Madrid, aceptando el laudo que se dictare.


   Y, para que asi conste, las partes firman el presente documento por duplicado ejemplar, y a un solo efecto, en el lugar y fecha senalados en el encabezamiento.


   ERESMAS INTERACTIVA, S.A.              STARMEDIA NETWORK, INC.



   p.p. ________________________          p.p. ________________________
        D. Antonio Anguita Ruiz                  D. Jose Manuel Tost

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                                     ANEXO I


                           MANIFESTACIONES Y GARANTIAS


   StarMedia manifiesta y garantiza a eresMas los siguientes extremos, cuya falta sustancial de veracidad total o parcial sera considerada incumplimiento del Contrato y sus otorgamientos:

                               Asuntos societarios


   1. La Sociedad es una entidad mercantil debidamente constituida y se encuentra legalmente vigente, sin encontrarse en estado economico susceptible de causa de disolucion o situacion concursal alguna.


   2. La Sociedad tiene inscritos en el Registro Mercantil todos los actos societarios susceptibles de inscripcion al dia de hoy, a excepcion de los referidos en el Apendice 1 del presente Anexo, y ha aprobado las cuentas anuales correspondientes al ejercicio 2.001.

   3. La Sociedad cuenta con todos los permisos, licencias, aprobaciones o autorizaciones necesarios para el desarrollo de su actividad y cumple con la legalidad en la totalidad de sus operaciones, a excepcion de los indicados en el Apendice 2 del presente Anexo.

   4. No existen participaciones directas o indirectas de la Sociedad en otras sociedades.

   5. Todas las participaciones de la Sociedad estan libres de cargas y gravamenes de todo tipo y ningun tercero tiene derecho de ningun tipo a adquirir o suscribir por titulo alguno participaciones representativas del capital de la Sociedad.

                            Inmuebles y otros activos

   6. La Sociedad no tiene inmuebles en propiedad. La Sociedad es arrendataria de una oficina sita en la calle Balmes numero 7, de Barcelona, en virtud del contrato suscrito con NAI FORCADELL con fecha de 1 de octubre de 2.000, de 3 plazas de parking sitas en las inmediaciones de dicha oficina y de un apartamento sito en la calle Balmes n DEG. 291 de Barcelona, en virtud del contrato suscrito con D. Benito Garcia-Barroso Arias, con fecha 17 de noviembre de 1.999, siendo estos los unicos espacios en los que desarrolla sus actividades. No existen otros inmuebles sobre los que la Sociedad tenga derechos.

   7. La Sociedad cumple en su integridad la legalidad vigente que le resulta aplicable respecto a inmuebles y otros activos.

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   8. Todos los contratos relativos a inmuebles y otros activos suscritos por la
   Sociedad han sido cumplidos por todas las partes intervinientes en los mismos. Asimismo, la Sociedad se encuentra en disposicion de cumplir con las obligaciones contractualmente asumidas. No existen razones que hagan prever un incumplimiento de las obligaciones debidas por la Sociedad en sus obligaciones contractuales.

   9. A excepcion de los activos listados en el Apendice 3 del presente Anexo, todos los activos utilizados por la Sociedad estan en condiciones de correcto funcionamiento en consideracion del uso al que han sido destinados hasta la fecha, han sido adecuadamente conservados y, si estan en periodo de garantia, cumplen las condiciones para que puedan beneficiarse de la misma.

   10. En concreto, la Sociedad es la plena titular de tres ordenadores EMC Symmetrix numeros de serie 8730 HK0863, 3830 HK1019 y 3930 HK1953, respectivamente, en perfecto estado de funcionamiento, asi como de las licencias de software necesarias para la plena explotacion de aquellos, sin que la Sociedad tenga pendiente obligacion de pago alguna en relacion con los referidos ordenadores y licencias, asi como su mantenimiento, frente a cualesquiera terceros.


                            Contratos de la Sociedad

   11. La firma del presente Contrato no supone que ningun contrato de la Sociedad vaya a ser incumplido, resuelto, rescindido o no renovado a su vencimiento.

   12. Ningun contrato de la Sociedad infringe la legalidad o derechos de terceros.

                    Propiedad intelectual e industrial

   13. La Sociedad es legitima titular de sus elementos de propiedad industrial
   o intelectual, excepto por lo que se refiere a los nombres de dominio y marcas registradas que eran de propiedad de StarMedia y pasan a ser de propiedad de eresMas conforme al contrato de compraventa de activos referido en la condicion Primera del otorgamiento SEXTO, y ha llevado a cabo todos los tramites para el reconocimiento y explotacion legales de los mismos y esta al corriente de los correspondientes pagos para su inscripcion, renovacion y mantenimiento.

   14. La Sociedad no infringe en modo alguno los derechos de ningun tercero derivados de algun derecho de propiedad industrial o intelectual.

   15. La Sociedad es titular de las licencias de software necesarias para poder realizar todas las actividades propias de su giro o trafico en la forma que se realizan en la actualidad.

   16. La Sociedad cumple las obligaciones que le incumben en relacion con la Ley Organica 15/1999, de 13 de diciembre, de proteccion de datos de caracter personal y normativa complementaria.

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   17. La Sociedad es titular y propietaria exclusiva de los programas de software listados en el Anexo II del presente Contrato, y se encuentra capacitada para ejercer validamente sus derechos sobre todos los elementos necesarios para el uso, actualizacion, mantenimiento y explotacion de los mismos, incluyendo sin limitacion, los respectivos codigos fuente y codigo objeto, los cuales se hallan actualmente bajo su control. Respecto a los referidos programas de software, la Sociedad no adeuda cantidad alguna cuyo pago se encuentre ya vencido a la fecha de la firma de este Contrato.

   18. La Sociedad es plena titular de las licencias de uso y explotacion sobre las aplicaciones de software "Cyberjuegos" (sistema informatico de juegos "online" de la entidad Cyberjuegos.com) y "Oanda" (sistema informatico de conversion de divisas de la entidad Oanda Corporation), asi como de las correspondientes licencias para el uso y explotacion de Macromedia Multi User Server 1 para el servicio "Latingames", y de analoga licencia para el servicio "Latincards". Respecto a las referidas licencias y servicios, la Sociedad no adeuda cantidad alguna cuyo pago se encuentre ya vencido a la fecha de la firma de este Contrato.

                                     Laboral

   19. Todos los contratos laborales de la Sociedad son conformes a la legalidad y la Sociedad no tiene pendiente de pago cantidades por estos conceptos.

   20. La Sociedad se halla al corriente de todas las obligaciones laborales, incluidas las relativas a Seguridad Social, a excepcion de la normativa en prevencion de riesgos laborales, respecto a la cual la debida regularizacion se halla en proceso de tramitacion.

                                     Fiscal

   21. La Sociedad ha cumplido puntualmente, tanto desde el punto de vista de sus obligaciones formales como materiales, todas las exigencias legales en materia tributaria en relacion con todas las administraciones competentes, nacionales o extranjeras.

   22. No existen expedientes, recursos, consultas o discusiones pendientes de ser resueltas por la administracion tributaria o los Tribunales y ni hay ni se han producido inspecciones o comprobaciones.

                               Estados financieros

   23. Los estados financieros de la Sociedad y el Balance y Cuenta de Perdidas y Ganancias cerradas a 31 de marzo de 2002 y no auditadas facilitadas a eresMas e incorporadas al presente documento como Anexo III han sido elaborados en base a sus libros de contabilidad y de conformidad con los principios contables generalmente aceptados.

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   24. Los estados financieros de la Sociedad y el Balance y Cuenta de Perdidas
   y Ganancias cerradas a 31 de marzo de 2002 y no auditadas facilitadas a eresMas e incorporadas al presente documento como Anexo III reflejan adecuada, veraz, completa y fielmente la situacion financiero-patrimonial, resultados de operaciones y cash-flows de la Sociedad, en las fechas y respecto a los periodos indicados. Los libros de contabilidad de la Sociedad no registran operaciones que no sean el resultado de transacciones efectuadas de buena fe ni omiten hechos u operaciones que puedan afectar a la Sociedad.

   25. Los estados financieros y el Balance y Cuenta de Perdidas y Ganancias cerradas a 31 de marzo de 2002 y no auditadas facilitadas a eresMas e incorporadas al presente documento como Anexo III muestran integramente la totalidad de las obligaciones contraidas o a contraer por la Sociedad. La Sociedad no tiene mas contingencias, deudas, reclamaciones u obligaciones devengadas o previsibles que las que figuran en los estados financieros o en el Balance y Cuenta de Perdidas y Ganancias cerradas a 31 de marzo de 2002 y no auditadas facilitadas a eresMas e incorporadas al presente documento como Anexo III.

                                    Litigios

   26. La Sociedad no es parte en procedimiento litigioso alguno ante ninguna jurisdiccion, ni se conocen amenazas o circunstancias de las que razonablemente pueda inferirse que se entablaran procedimientos judiciales contra la Sociedad, distintos de la reclamacion de D. Javier Romero Mateos relativa a la comision por la previa compraventa de la Sociedad por parte de StarMedia.

   27. Igualmente, no hay reclamaciones entabladas contra los administradores de la Sociedad, de las que pueda resultar una obligacion economica para esta. Tampoco se conocen amenazas o circunstancias de las que razonablemente puedan inferirse reclamaciones contra los administradores de la Sociedad o contra esta.

                               Cambios relevantes

   28. La Sociedad ha dirigido sus actividades con completa normalidad y de forma coherente con las practicas y pautas seguidas hasta hoy, sin que nada relevante deba ser mencionado por StarMedia distinto de lo reflejado en los estados financieros y contables. La Sociedad no ha sufrido ningun cambio adverso relevante, ni ningun dano, destruccion o perdida material en alguno de sus activos o propiedades o en su actividad.

   29. Desde el inicio de negociaciones entre eresMas y StarMedia para la posible adquisicion de la Sociedad y hasta la formalizacion del presente Contrato en documento publico, ni StarMedia ni la Sociedad han llevado ni llevaran a cabo actuacion alguna relativa a la Sociedad distinta de la gestion ordinaria de esta, salvo las gestiones realizadas por StarMedia para subsanar el conflicto derivado de la reclamacion que se senala en la manifestacion 26 anterior, ni en particular se han producido modificaciones de las condiciones laborales aplicables a la Sociedad ni alteraciones en sus activos distintas de las derivadas de su uso ordinario o depreciacion temporal.

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   30. La Sociedad no ha vendido, comprometido, cedido o gravado o de cualquier otra forma dispuesto de los activos y propiedades de la Sociedad.

   31. La Sociedad no ha renunciado, transigido o cancelado reclamaciones o derechos, judiciales o extrajudiciales, de las que fuera titular contra terceras personas.

   32. La Sociedad no ha efectuado cambios en sus sistemas, politicas comerciales y de precios, principios registros o practicas contables, ni ha suscrito, modificado, autorizado ni se ha comprometido a suscribir ninguna transaccion, operacion o relacion con partes vinculadas, excepto por el cambio relativo a la facturacion intercompania que se implemento en febrero de 2.002, en virtud del cual la Sociedad le factura a StarMedia el monto equivalente a su costo operativo mensual mas un 5% de margen.

   33. La Sociedad no ha concedido ni se ha comprometido a conceder ningun prestamo, fianza o garantia en favor de ninguna persona.

   34. La Sociedad no ha modificado ninguna condicion retributiva de sus administradores, directivos, empleados o colaboradores.

                                   Miscelanea

   35. StarMedia ha proporcionado a eresMas toda la informacion relevante a los efectos del presente Contrato.

   36. No existe ninguna afectacion, carga o gravamen sobre ninguno de los activos de la Sociedad.

   37. No se adeudan mas cantidades ni existen mas obligaciones que las que expresamente aparecen en los estados financieros o en el Balance y Cuenta de Perdidas y Ganancias cerradas a 31 de marzo de 2002 y no auditadas facilitadas a eresMas e incorporadas al presente documento como Anexo III.

   38. No existe ningun acontecimiento o circunstancia significativa no revelada a eresMas que sea del conocimiento de la Sociedad y afecte negativamente a los negocios, perspectivas o situacion de la Sociedad o a la capacidad de StarMedia para cumplir este Contrato.

   39. Todos los requisitos legales y estatutarios aplicables han sido previamente cumplidos por StarMedia para la suscripcion, formalizacion y plena ejecucion del Contrato.

   40. Las manifestaciones y garantias prestadas por StarMedia, asi como todos y cada uno de los documentos remitidos por estos en relacion con el presente Contrato o sus Anexos, son verdaderas y exactas. Ninguna de las informaciones, manifestaciones o garantias dadas por StarMedia encubre, falsea ni omite ningun hecho importante o cuya revelacion sea necesaria para que un comprador o inversor pueda conocer el estado de la Sociedad.

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                                                                      Apendice 1


                               Asuntos Societarios


   - El tramite de nombramiento del Sr. Tost como Administrador Unico de la Sociedad, en sustitucion del Sr. Steven Heller, se encuentra aun pendiente de inscripcion en el Registro Mercantil de Barcelona, si bien la decision de socio unico relativa a dicho nombramiento tuvo lugar el pasado dia 28 de marzo de 2.002.


   - Igualmente, el tramite relativo al deposito de las cuentas anuales correspondientes al ejercicio 2.001 en el Registro Mercantil de Barcelona se encuentra aun pendiente.


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                                                                      Apendice 2


   - La licencia tipo "C" obtenida por la Sociedad relativa a la operacion del servicio de e-mail, fue dada de baja por la CMT (Comision Mercado de Telecomunicaciones), debido a un error admisitrativo ocurrido con motivo de la presentacion de la declaracion anual de la Sociedad, en la cual la Sociedad manifesto que no percibia ingreso alguno en relacion al servicio de e-mail. La CMT procedio automaticamente a suspender dicha licencia, sin embargo, luego de que la Sociedad realizara el pertinente reclamo, le fue confirmado que se trata de un error y que el alta sera activada nuevamente a la brevedad.

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                                                                      Apendice 3


   - La Sociedad es propietaria de un vehiculo Patrol, el cual ya no es utilizado pero no ha sido dado de baja, el mismo se encuentra completamente amortizado.


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                                    ANEXO II


            PROGRAMAS DE SOFTWARE DE PROPIEDAD DE LA SOCIEDAD



      - LatinMail (sistema informatico de correo electronico de la Sociedad, basado en Postfix de Linux y en codigo C++ de NT de titularidad de la Sociedad)

      - Clasificados (sistema informatico de publicacion de anuncios clasificados para productos y servicios)

      - Cupido Software (sistema informatico de "match making" de contactos entre personas para establecer cualquier tipo de relacion)

      - Trivia (juego informatico del tipo "trivia", en el cual los usuarios tienen que responder a distintas preguntas)

      - Gratisweb (sistema informatico de paginas web personales de la Sociedad)

      -  Humor (seccion de chistes de la Sociedad)

      - MRT Reporting (aplicacion informatica que genera informes sobre las promociones realizadas por los clientes de StarMedia y desarrollada en Excel)

      - Search Software & Directory Service (servicio de directorio informatico de la Sociedad titulado "Latinguia" y de StarMedia, sobre software Texis)